Exhibit 99.1

FOR IMMEDIATE RELEASE

Vertex Pharmaceuticals to Focus 2006 Clinical Development on Therapies

for Hepatitis C Virus Infection, Inflammation and Cystic Fibrosis

Cambridge, MA, October 4, 2005 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) announced today that it will concentrate its development investment in 2006 on Phase II clinical development of its drug candidates VX-950 for hepatitis C virus (HCV) infection and VX-702 for rheumatoid arthritis (RA).  In addition, the Company expects to bring forward into clinical development in 2006 an investigational drug candidate for cystic fibrosis (CF).  Vertex’s updated focus on accelerating the clinical development of these three proprietary product candidates is based on an analysis of commercial opportunity and available clinical data across all of the Company’s portfolio of programs.  The Company expects to minimize its own future development investment in both merimepodib (MMPD), an oral compound designed to enhance the antiviral efficacy of interferon-based combination therapy for HCV, and VX-765, an interleukin-1 beta converting enzyme (ICE) inhibitor for the treatment of psoriasis.  In addition to three areas where Vertex will focus its development investment, Vertex will continue to collaborate with other companies to develop small molecule drugs for cancer and HIV.

“Focusing our development portfolio in 2006 on VX-950 and VX-702 supports our commitment to the rapid clinical advancement of these compounds, which have the potential to be exciting new treatment options for HCV and inflammation,” said Joshua Boger, Ph.D, Chairman, President and Chief Executive Officer of Vertex Pharmaceuticals.  “We believe that based on a rigorous analysis of available clinical data across all of our programs and an appreciation of the commercial opportunity in our areas of concentration, the decision to focus our portfolio will drive clinical and commercial value for Vertex and its shareholders in the coming years.”

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“In addition to the compounds that we seek to develop independently, we are working with collaborators to develop innovative therapies in the area of cancer and HIV, and this will continue to be an important component of our business model going forward,” added Dr. Boger.

Vertex’s Clinical Pipeline

VX-950:

VX-950 is an investigational oral HCV protease inhibitor and is one of the most advanced in a new class of medicines for the treatment of chronic HCV infection.  In a 14-day, Phase 1b study concluded earlier in 2005, VX-950 administered as a single agent produced a rapid and dramatic reduction in HCV-RNA in HCV patients.

Vertex is on track to expand its clinical program in the fourth quarter of 2005 and to conduct a variety of key clinical studies with VX-950 in 2006, including a one-month study in combination with pegylated interferon, and a three-month study in combination with pegylated interferon that will be designed to evaluate sustained viral responses in HCV-infected patients.

VX-702:

VX-702 is an investigational oral p38 MAP kinase inhibitor designed to inhibit inflammatory cytokine production.  Inhibition of p38 MAP kinase represents a promising mechanism for the treatment of RA and a wide variety of inflammatory diseases.

Vertex is actively enrolling patients in a three-month, 300-patient, Phase II clinical study in RA in more than 40 centers in Europe.  Vertex expects to complete enrollment in the RA trial by year-end 2005 and to report top-line results from the Phase II study in mid-2006.

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Cystic Fibrosis:

Vertex has advanced into late-stage discovery two new classes of compounds that may partially restore the function of the defective cell membrane protein that is responsible for the development of CF.  Vertex has identified a series of compounds which could act as “potentiators” — compounds that directly increase the gating ability of the defective ion  channel — and “correctors” — compounds that enhance the number of Cystic Fibrosis Transmembrane Regulator (CFTR) channels at the cell surface.  Vertex expects to advance a compound for CF into clinical development in 2006.  To date, significant funding for Vertex’s drug discovery efforts in CF has been provided through its collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. (CFFT).

Merimepodib (MMPD):

Vertex is conducting two Phase II clinical studies with MMPD.  Vertex is continuing to conduct the ongoing METRO study, a triple combination, Phase II trial that has enrolled 356 patients who were non-responsive to a combination of pegylated interferon and ribavirin, as well as a 28-day viral kinetic study of MMPD in combination with ribavirin only.  Vertex plans to complete the METRO study in 2006 and is on track to complete the Phase II, 28-day viral kinetic study in the fourth quarter of 2005.  The Company does not currently plan to conduct additional MMPD clinical studies after these two ongoing clinical trials are completed.

VX-765:

VX-765 is an oral cytokine inhibitor for inflammation.  Vertex has completed dosing in a four-week, Phase IIa safety and pharmacokinetic study with VX-765 in 68 patients with psoriasis.

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Vertex Compounds in Development with Collaborators

VX-385 (GSK):

VX-385, an HIV protease inhibitor (PI) with demonstrated in vitro activity against viral isolates resistant to multiple currently-marketed PIs, is under development as part of Vertex’s collaboration with GlaxoSmithKline (GSK).  GSK initiated a Phase IIb clinical study of VX-385 during the third quarter of 2005.

VX-680 (Merck & Co.):

VX-680, a small molecule inhibitor of Aurora kinases, is being developed as part of a worldwide collaboration with Merck for oncology indications.  Currently, VX-680 is being tested in three clinical studies in the U.S.

VX-944 (Avalon Pharmaceuticals):

VX-944, a novel inosine monophosphate dehydrogenase (IMPDH) inhibitor, is under development by Avalon Pharmaceuticals for oncology indications under a worldwide license from Vertex.  Avalon’s Investigational New Drug (IND) application is now open for VX-944.  Avalon, which recently closed its initial public offering, plans to initiate a clinical trial of VX-944 in a hematological cancer indication in the fourth quarter of 2005.

Continued Commitment to Drug Discovery

Vertex maintains a strong commitment to research and will continue to focus on early drug discovery efforts targeting cancer, pain, inflammation and infectious disease.  Vertex continues to collaborate with Novartis to discover and develop novel kinase inhibitors for the treatment of cancer and other diseases.

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About Vertex

Vertex Pharmaceuticals Incorporated is a global biotechnology company committed to the discovery and development of breakthrough small molecule drugs for serious diseases.  The Company’s strategy is to commercialize its products both independently and in collaboration with major pharmaceutical companies.  Vertex’s product pipeline is principally focused on viral diseases, inflammation, autoimmune diseases and cancer.  In collaboration with GlaxoSmithKline, Vertex co-promotes the HIV protease inhibitor, Lexiva.

Lexiva® is a registered trademark of the GlaxoSmithKline group of companies.

Vertex Safe Harbor Statement

This press release may contain forward-looking statements, including statements that Vertex expects (i) to concentrate its 2006 development investment on VX-950 and VX-702 and to minimize future development investment in merimepodib and VX-765;  (ii) to bring forward into clinical development in 2006 an investigational drug candidate for cystic fibrosis; (iii) that Vertex’s decision to focus its portfolio will drive clinical and commercial value for the Company and its shareholders; (iv) that it will expand its clinical program for VX-950 in the fourth quarter of 2005 and conduct a variety of key clinical studies in 2006, including one-month and three-month studies of VX-950 in combination with pegylated interferon;  (v) to complete enrollment by year-end 2005 and report top-line results in mid-2006 of its Phase II study of VX-702 for rheumatoid arthritis; and (vi) that Avalon Pharmaceuticals will begin a clinical trial of VX-944 in a cancer indication in the fourth quarter of 2005.  While management makes its best efforts to be accurate in making forward-looking statements, such statements are subject to risks and uncertainties that could cause Vertex’s actual results to vary materially.  These risks and uncertainties include, among other things, the risks that clinical trials may not proceed as planned due to technical, scientific, supply or patient enrollment issues, that the Company will change its focus and priority as new information comes to light and we gain additional insight into ongoing programs and potential new programs, that clinical trials will not reflect the results obtained in nonclinical testing and other risks listed under Risk Factors in Vertex’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.

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Vertex Contacts:

Lynne H. Brum, VP, Corporate Communications and Financial Planning, (617) 444-6614

Michael Partridge, Director, Corporate Communications, (617) 444-6108

Lora Pike, Manager, Investor Relations, (617) 444-6755

Zachry Barber, Specialist, Media Relations, (617) 444-6470